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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement of Diversified Investors Strategic Variable Funds on Form N-3 (File Nos. 333-08543 and 811-07717) of our reports dated February 18, 2000, on our audits of the financial statements and financial highlights of Diversified Investors Strategic Variable Funds, The Diversified Investors Variable Funds and Diversified Investors Portfolios, which reports are included in the 1999 Annual Report of Diversified Investors Variable Funds and Diversified Investors Strategic Variable Funds, which is also incorporated by reference in this Post Effective Amendment to the Registration Statement. We also consent to the reference to our firm under the captions "Financial Information" and "Independent Accountants" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information.

PricewaterhouseCoopers LLP




New York, New York
April 28, 2000

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                        Consent of Independent Auditors


We consent to the references to our firm under the caption "Independent Accountants" in both the Prospectus and the Statement of Additional Information, and to the use of our report dated February 18, 2000 with respect to the statutory-basis financial statements of AUSA Life Insurance Company, Inc., included in Post-Effective Amendment No. 7 to the Registration Statement (Form N-3 No. 333-08543) and related Prospectus of Diversified Investors Strategic Variable Funds.

                                                ERNST & YOUNG


Des Moines, Iowa
April 28, 2000